UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2021

BROOKDALE SENIOR LIVING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Westwood Place, Suite 400

Brentwood, Tennessee 37027

(Address of principal executive offices) (Zip Code)

(615) 221-2250

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BKD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and Notes

On October 1, 2021, Brookdale Senior Living Inc. (the “Company”) issued $230,000,000 principal amount of its 2.00% Convertible Senior Notes due 2026, which amount includes the Option Notes (as defined below) (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of October 1, 2021, between the Company and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”). Pursuant to the purchase agreement between the Company and BofA Securities, Inc., as representative of the initial purchasers named therein (the “Initial Purchasers”), the Company granted the Initial Purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $30,000,000 principal amount of Notes (the “Option Notes”). On September 29, 2021, the Initial Purchasers exercised their option to purchase the Option Notes in full.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the Notes, and equal in right of payment to any indebtedness that is not so subordinated. The Notes will be effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) and any preferred equity of current or future subsidiaries of the Company.

The Notes will bear interest at a rate of 2.00% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2022. The Notes will mature on October 15, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms. Holders of the Notes may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding July 15, 2026, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2021 (and only during such calendar quarter), if the last reported sale price of the common stock of the Company for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock of the Company and the conversion rate for the Notes on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or (4) upon the occurrence of specified corporate events. On or after July 15, 2026, holders may convert all or any portion of their Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election.

The conversion rate for the Notes will initially be 123.4568 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $8.10 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or following the issuance of a notice of redemption, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or who elects to convert any Notes called (or deemed called) for redemption during the related redemption period in certain circumstances.

The Company may not redeem the Notes prior to October 21, 2024. The Company may redeem for cash all or (subject to certain limitations) any portion of the Notes, at its option, on or after October 21, 2024 and prior to the 51st scheduled trading day immediately preceding the maturity date if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture) prior to the maturity date, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time, if such failure is not cured within five business days; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) the Company’s failure in its obligation to convert a Note, if such default is not cured within five business days, (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $30,000,000; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.

In case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture shall consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days after the occurrence of such an Event of Default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day until the 360th day following the occurrence of such an Event of Default, in each case, during which such Event of Default is continuing.

The Notes and the shares of common stock issuable upon conversion of the Notes, if any, have not been, and are not required to be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A under the Securities Act).

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The Indenture and the form of Note are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Initial Purchasers in the purchase agreement for the Notes. The Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 38,333,318 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 166.6666 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

The Company’s proceeds from the offering, after deduction of the Initial Purchasers’ discount and estimated offering expenses payable by the Company, were approximately $223.4 million. The Company used approximately $15.9 million of the net proceeds to pay the cost of the Capped Call Transactions described below and intends to use the remaining net proceeds for general corporate purposes, including refinancing or repaying maturing and other debt.

Item 8.01. Other Events.

On September 28, 2021, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with each of Bank of America, N.A., Royal Bank of Canada, Wells Fargo Bank, National Association or their respective affiliates (the “Capped Call Counterparties”). On September 29, 2021, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into privately negotiated additional capped call transactions (the “Additional Capped Call Transactions,” and together with the Base Capped Call Transactions, the “Capped Call Transactions”) with the Capped Call Counterparties. The Capped Call Transactions initially cover, subject to customary anti-dilution adjustments, the number of shares of common stock that initially underlie the Notes, including the Notes purchased pursuant to the option to purchase additional Notes and initially have an exercise price of $8.10 per share of common stock. The cap price of the Capped Call Transactions is initially approximately $9.90 per share of common stock, representing a premium of 65% above the last reported sale price of $6.00 per share of common stock on September 28, 2021, and is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions are expected generally to reduce or offset potential dilution to holders of common stock upon conversion of the Notes and/or offset the potential cash payments that the Company could be required to make in excess of the principal amount of any converted Notes upon conversion thereof, with such reduction and/or offset subject to a cap based on the cap price.

In connection with establishing their initial hedge of the Capped Call Transactions, the Capped Call Counterparties have advised the Company that they and/or their respective affiliates expect to enter into various derivative transactions with respect to common stock and/or purchase common stock concurrently with, or shortly after, the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of common stock or the Notes concurrently with, or shortly after, the pricing of the Notes.

In addition, the Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Common Stock and/or purchasing or selling common stock in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes. This activity could reduce (or avoid an increase in) the market price of common stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such Notes.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Notes, and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

Forms of the Base Capped Call Transaction confirmation (the “Base Capped Call Confirmations”) and the Additional Capped Call Transaction confirmation (the “Additional Capped Call Confirmations”) are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference. The description of the Base Capped Call Confirmations and the Additional Capped Call Confirmations contained in this Form 8-K is qualified in its entirety by reference to Exhibits 99.1 and 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 1, 2021, by and among the Company and American Stock Transfer & Trust Company, LLC, as trustee, governing the 2.00% Convertible Senior Notes due 2026

4.2	Form of 2.00% Convertible Senior Notes due 2026 (included in Exhibit 4.1)

99.1	Form of Base Capped Call Confirmation

99.2	Form of Additional Capped Call Confirmation

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date: October 1, 2021	By:	/s/ Chad C. White
Chad C. White
Executive Vice President, General Counsel and Secretary